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                                                                   EXHIBIT 3.25

                            CERTIFICATE OF FORMATION

                                       OF

                             M-FOODS DAIRY TXCT, LLC

         This Certificate of Formation is being executed as of April 3, 2001 for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, ET SEQ.

         The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

         1. NAME. The name of the limited liability company is M-FOODS DAIRY TXCT, LLC (the "Company").

         2. REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.




                                                    By: /s/ Michele N. Kochevar
                                                       -------------------------
                                                        Michele N. Kochevar,
                                                        An Authorized Person